UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2011
WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 10th Floor New York, NY	10036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 641-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On April 28, 2011, Westwood One, Inc. (the “Company”) entered into an agreement with Wells Fargo Capital Finance, LLC (“WFCF”) to amend the terms of the Credit Agreement, dated as of April 23, 2009 (the “Senior Credit Facility”), among the Company, the lenders from time to time party thereto and WFCF, as administrative agent, which Senior Credit Facility consists of a $20.0 million term loan and $15.0 million revolving credit facility, respectively, to (x) change the interest rate margin applicable to base rate loans and LIBOR rate loans provided thereunder to, in each case, 4.00 percentage points and (y) remove the interest rate floors applicable to base rate loans and LIBOR rate loans.
On April 29, 2011, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which, among other things, Clear Channel Acquisition LLC purchased from the Company all of the issued and outstanding equity interests of Metro Networks, Inc., a Delaware corporation (“Metro Network”), SmartRoute Systems, Inc., a Delaware corporation (“SmartRoute”) and TLAC, Inc., a Delaware corporation (“TLAC”, and together with Metro Network and SmartRoute, collectively, the “Sold Entities”), held by the Company, but excluding the Excluded Assets (as defined therein) (the transactions contemplated by the Stock Purchase Agreement, the “Traffic Sale Transaction”).
On April 29, 2011, the Company entered into separate agreements with the holders of its senior notes (the “Senior Notes”) and WFCF to amend the terms of the: (i) Securities Purchase Agreement, dated as of April 23, 2009 (the “Securities Purchase Agreement”), which governs the Senior Notes, and (ii) the Credit Agreement, in each case, to (x) provide for the consent of the noteholders and the lenders, as applicable, to the Traffic Sale Transaction and the release of the liens on the assets sold pursuant to the Stock Purchase Agreement and (y) make other amendments to the Securities Purchase Agreement in order to permit the Traffic Sale Transaction thereunder. As part of the amendments, the Company’s debt leverage covenant was eliminated in its entirety and the Company obtained increased flexibility to make new investments, enter into mergers and dispose of assets and incur additional subordinated debt.
In addition, pursuant to the Securities Purchase Agreement, the Company was previously required to pay, on the maturity date (or any earlier date on which the Senior Notes become due and payable), to each holder of the Senior Notes (a “Senior Noteholder”) a fee equal to 2% of the outstanding principal amount of the Senior Notes held by such Senior Noteholder as of such date (the total of such fees to the Senior Noteholders, the “Senior Leverage Amendment Fee”). Pursuant to the above amendment to the Securities Purchase Agreement, the Senior Leverage Amendment Fee will now be due and payable on the earliest to occur of (i) July 15, 2012, (ii) the date on which the Gores Notes (as defined in the Securities Purchase Agreement) are paid in full, surrendered or refinanced and (iii) the date on which all of the collateral securing the Senior Notes is released. The Company may prepay the Senior Leverage Amendment Fee in full at any time prior to such date by paying to each Senior Noteholder an amount equal to the Senior Leverage Amendment Fee discounted from July 15, 2012 to the date of such prepayment at a 15% per annum discount rate.
The descriptions of the amendments contained in this Item 1.01 do not purport to be complete, and are qualified in their entirety by reference to the actual amendments attached hereto as exhibits.
The information in Item 5.02(e)(1) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
Section 5 Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers
(e)(1) On April 29, 2011, effective upon consummation of the Traffic Sale Transaction, the Company entered into an amendment to its employment agreement with Steven Kalin whereby Mr. Kalin was given additional time to exercise a termination for “Good Reason,” which termination would be effective 120 days after the triggering event. Additionally, the parties agreed the Traffic Sale Transaction constitutes a triggering event for which he may elect a Good Reason termination which may not be cured by the Company. The amendment states that if Mr. Kalin should elect a Good Reason termination in connection with the Traffic Sale Transaction, he will receive: (1) an amount equal to one times the sum of his current base salary (i.e., $425,000) to be paid in equal installments over a one-year period consistent with the Company's payroll, (2)a bonus equal to $225,000 payable on the sixtieth (60th) day following such termination (subject to a six-month delay to the extent such amount, in combination with other severance payments, exceeds the threshold specified under Section 17(b) of his employment agreement) and (3)one-third of the stock option grant to purchase 200,000 shares of Company common stock made to Mr. Kalin on February 12, 2010 (i.e., the next tranche scheduled to vest on February 12, 2012) will immediately vest as of the date of termination. The payment of the termination amount set forth in clause (1) above is contingent on Mr. Kalin executing and not revoking a fully effective waiver and general release substantially in the form attached as Exhibit A to his employment agreement.
The foregoing description of Mr. Kalin’s amendment does not purport to be complete and is qualified in its entirety by reference to such amendment, a copy of which is being filed herewith as Exhibit 10.3.
(2) On April 27, 2011, in connection with the Traffic Sale Transaction, the Company’s Compensation Committee awarded Roderick M. Sherwood, III, President and CFO of the Company, a bonus equal to $125,000 and David Hillman, General Counsel and Chief Administrative Officer, a bonus equal to $115,000

Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Fifth Amendment, made and entered into as of April 29, 2011, to Securities Purchase Agreement, dated as of April 23, 2009, by and among the Company and the noteholders party thereto.
10.1
Fifth Amendment, made and entered into as of April 28, 2011, to Credit Agreement, dated as of April 23, 2009, by and among the Company, the lenders party thereto and Wells Fargo Capital Finance, LLC, as administrative agent for the lenders.

10.2
Sixth Amendment, made and entered into as of April 29, 2011, to Credit Agreement, dated as of April 23, 2009, by and among the Company, the lenders party thereto and Wells Fargo Capital Finance, LLC, as administrative agent for the lenders.

10.3	Amendment No. 2 to Employment Agreement, effective as of April 29, 2011, by and between the Company and Steven Kalin, dated as of July 7, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.
Date: May 3, 2011	By:	/s/ David Hillman
		Name:	David Hillman
		Title:	Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary